BTCS and Spondoolies-Tech Sign Definitive Merger Agreement

Arlington, VA – (Marketwired – September 21, 2015) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”) and Spondoolies-Tech Ltd. (“Spondoolies”) have entered into a definitive merger agreement. Closing of the merger is subject to, among other things, receipt of regulatory approvals and other customary closing conditions.

The agreement has been unanimously approved and adopted by the Boards of Directors of both BTCS and Spondoolies. Under its terms BTCS shareholders will own a 55.4 to 54.4% stake in the combined company and Spondoolies shareholders will own a 44.6 to 45.6% of the combined company, based on the number of common and preferred securities outstanding immediately following the merger. The ownership range is a function of BTCS’ liquidation preference associated with its existing $1.5 million investment in Spondoolies. The final ownership percentages will be determined prior to closing.

BTCS, which produced year-over-year growth of 1,155% in earned bitcoins for the first six months of 2015, is a blockchain technology focused company which secures the blockchain through its transaction verification services business. Spondoolies is a transaction verification server manufacturer which announced un-audited revenue of more than $28 million for the 12-months ending December 31, 2014. The merger combines the operational expertise of BTCS’ transaction verification services with Spondoolies’ industry leading technology.

Charles Allen, Chief Executive Officer of BTCS, commented, “This merger marks a major milestone for us and sets the stage for rapid revenue acceleration in the years ahead. Together we will leverage the respective expertise of both of our companies to create a new global leader in the blockchain sector.”

“The blockchain is set to radically change the future of transaction-based industries,” stated Guy Corem, Chief Executive Officer of Spondoolies. “BTCS has positioned itself at the core of this disruptive transformation, and we are excited to combine forces to capitalize on the immense opportunities that lie ahead.”

Following the merger, Charles Allen will remain the CEO and chairman of the board of the combined company and Yuval Rosen will join the board and be appointed as BTCS’ CFO. Guy Corem, Kobi Levin, and Gadi Glikberg, current executives of Spondoolies, will also be appointed officers of the combined company.

About BTCS:

BTCS secures the blockchain through its rapidly growing transaction verification services business and plans to build a broader ecosystem to capitalize on opportunities in this fast growing industry. The blockchain is a decentralized public ledger and has the ability to fundamentally impact all industries on a global basis that rely on or utilize record keeping and require trust. BTCS continues to evaluate and build additional blockchain technology consumer solutions. BTCS also actively partners and integrates with strategic digital currency and blockchain technology companies who provide products or services that are complementary to its business strategy. For more information visit: www.btcs.com

About Spondoolies-Tech:

Founded in 2013 by a group of Israeli high-tech veterans, Spondoolies is a transaction verification server manufacturer. Spondoolies raised ten million dollars in capital from leading Israeli venture capital firms and assembled a team of leaders in the Israeli Semiconductor industry, with the goal of building the infrastructure on which digital currencies will flourish. Building digital currency transaction verifying servers from the bottom up, Spondoolies is producing machines that are designed for efficiency and performance. During 2014, Spondoolies successfully launched five different products. For more information visit: www.spondoolies-tech.com

Forward-Looking Statements:

Certain statements in this press release, including those related to an anticipated merger, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, not limited to Risk Factors relating to its digital currency business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

BTCS Investor Relations:

Michal Handerhan

BTCS Inc.

(202) 430-6576

IR@btcs.com

Michael Sullivan

RedChip Companies, Inc.

(407) 644-4256, ext. 115

michael@redchip.com

Spondoolies Media Relations:

Stefanie Guzikowski

E & G Public Relations, LLC

(603) 501-0052

sguzik@egpublicrelations.com